Exhibit 99.1

Artisoft Announces Strong Revenue Growth for Third Quarter of Fiscal 2004

Revenue up 42% from Q3 2003; TeleVantage end user sales up 51%

CAMBRIDGE, MA – April 29, 2004 – Artisoft®, Inc. (OTC: ASFT), a leading provider of open systems IP-PBX and call center products, today reported its financial results for the third quarter of fiscal 2004, which ended March 31, 2004.  Revenue increased 42% from the same quarter of fiscal 2003, highlighted by a 51% growth in end user sales of the company’s flagship TeleVantage® products. This marks the 6th consecutive quarter the company has achieved record TeleVantage sales.

For the third quarter of fiscal 2004, Artisoft reported revenue of $2.5 million and a net loss of $300,000, or $0.09 per share, compared to revenue of $1.8 million and a net loss of $1.7 million, or $0.56 per share, during the same quarter of fiscal 2003. Operating expenses for the quarter were $2.8 million, compared to $3.3 million during third quarter of fiscal 2003. Gross margins during the third quarter of fiscal 2004 were 97%.

“We are very pleased with the accelerating growth we are seeing in TeleVantage sales,” said Steve Manson, Artisoft’s president and CEO. “TeleVantage is becoming the clear choice for customers who are looking to avoid the hidden costs associated with proprietary IP-PBX hardware. Artisoft is continuing to gain momentum and we look forward to capitalizing on the opportunities that lay ahead.”

The third quarter marked further advancements and achievements for TeleVantage. During the quarter, Artisoft began shipping TeleVantage 6.0, which includes an abundance of flexible features designed to improve customer service and enhance productivity, while at the same time lowering cost of ownership. TeleVantage 6.0 also expands Artisoft’s market opportunity with a 50% increase in scalability and enhanced legacy PBX integration. TeleVantage continued to receive accolades, winning its 37th award for technical excellence. TeleVantage was honored with a Best of Show award at the Internet Telephony Conference & Expo, a leading event focused on VoIP and other IP telephony-based solutions.

To help foster the company’s growth and leadership position in the open systems communications market, Artisoft announced two additions to its executive team. William Tauscher was appointed the new Chairman of the Board of Directors and Mel Passarelli joined the company as the new senior vice president of worldwide sales.  These seasoned executives each bring to their roles a wealth of experience in building and leading successful technology businesses.

Artisoft also strengthened its partnerships during the third quarter by extending its strategic relationship with Toshiba America Information Systems, Inc. Digital Solutions Division and expanding Artisoft’s Open Communications Alliance (OCA) Program. Under its renewed agreement, Toshiba will continue to license customized versions of TeleVantage software to be integrated with Toshiba Strata® CS, its communications server product, which the companies are working together to market and sell. The OCA Program, a coalition of leading technology vendors who are collaborating with Artisoft to develop standards-based solutions with TeleVantage as the focal point, welcomed five new members - Adtech Solutions, Dataprobe, Julysoft, Marric Software and Tigerpaw - to develop best-of-breed integrated solutions. With these valuable partnerships, the OCA program is now 46 members strong.

Artisoft will hold a conference call at 5:00 p.m. ET today to discuss the third quarter fiscal year 2004 financial results. The conference call will be broadcast live via the Internet at the Investor Relations section of Artisoft’s website, http://www.artisoft.com/corpcalls.html.  A recorded replay of the conference call will be available 24 hours per day beginning on Thursday, April 29, 2004 at 8:00 p.m. ET until May 13, 2004 at the Investor Relations section of Artisoft’s website, http://www.artisoft.com/corpcalls.html.

About Artisoft
Artisoft, Inc. is a leading provider of open systems IP-PBX and call center products that deliver unprecedented communications capabilities to medium-size businesses, branch offices, and call centers. Artisoft’s innovative software products have consistently garnered industry recognition, winning more than 35 awards for technical excellence. The company distributes its products and services worldwide through a dedicated and growing channel of authorized resellers. For more information, please call 800-914-9985 or visit our website at http://www.artisoft.com.

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Artisoft and TeleVantage are registered trademarks of Artisoft, Inc. All other company and product names mentioned may be trademarks or registered trademarks of the respective companies with which they are associated.

Forward-Looking Statements:

This release contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to important facts and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address a variety of subjects, including, without limitation, the industry’s shift to software-based systems, the Company’s ability to continue to expand its channel, partnerships and customer base and our expectations as to improving demand for our TeleVantage products. The following factors, among others, could cause actual results to differ materially from those described in these forward- looking statements: the availability of additional financing on terms acceptable to the Company or at all, risks associated with the Company’s strategic alliances, the impact of competitive products and pricing, product demand and market acceptance risks, the presence of competitors with greater financial resources, product development and commercialization risks, costs associated with integration and administration of acquired operations, capacity and supply constraints or difficulties and other factors detailed in the Company’s filings with the Securities and Exchange Commission including its most recent filings on Form 10-K and Form 10-Q.

For additional information, contact:
Financial Community:	Media Community:
Duncan Perry	Mary Ellen Quinn
617-354-0600 x201	617-354-0600 x342
dperry@artisoft.com	mquinn@artisoft.com

Tabular information follows:

Artisoft, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2004	2003	2004	2003
Net revenue:
Product	$2,494	$1,756	$6,431	$4,754
Services	—	—	—	—
Total net revenue	2,494	1,756	6,431	4,754

Cost of sales:
Product	72	92	177	182
Services	—	—	—	—
Total cost of sales	72	92	177	182

Gross profit:
Product	2,422	1,664	6,254	4,572
Services	—	—	—	—
Total gross profit	2,422	1,664	6,254	4,572

Operating expenses:
Sales and marketing	1,537	1,423	4,201	3,958
Product development	769	829	2,350	2,278
General and administrative	448	1,081	2,025	3,667
Total operating expenses	2,754	3,333	8,576	9,903

Loss from operations	(332)	(1,669)	(2,322)	(5,331)

Other income, net	5	12	14	53

Net loss	(327)	(1,657)	(2,308)	(5,278)

Deemed dividend to Series C preferred shareholders	—	(2,009)
Deemed dividend to Series B preferred shareholders	—	—	(1,088)	(2,006)

Loss applicable to common shareholders	$(327)	$(1,657)	$(5,405)	$(7,284)

Net loss applicable to common stock-Basic and Diluted	$(0.09)	$(0.56)	$(1.52)	$(2.55)

Weighted average common shares outstanding-Basic and Diluted	3,823	2,972	3,551	2,862

Artisoft, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	March 31, 2004	June 30, 2003
	Unaudited
ASSETS

Current Assets:
Cash and cash equivalents	$3,344	$3,041
Receivables:
Trade accounts, net of allowances of $171 and $182 at March 2004 and June 2003, respectively	1,328	838
Other receivables	1	—
Inventories	16	18
Prepaid expenses	213	368
Total current assets	4,902	4,265

Property and equipment	3,850	3,756
Less accumulated depreciation and amortization	(3,545)	(3,296)
Net property and equipment	305	460

Other assets	391	269

	$5,598	$4,994

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$274	$396
Accrued liabilities	1,191	2,149
Deferred revenue	2,611	2,768
Customer Deposits	229	—
Total current liabilities	4,305	5,313

Commitments and contingencies	—	—

Shareholders’ equity:
Preferred stock, $1.00 par value. Authorized 11,433,600 shares;
Series A Preferred Stock, $1.00 par value. Authorized 50,000 Series A shares; no Series A shares issued at March 31, 2004	—	—
Series B Preferred Stock, $1.00 par value. Authorized 2,800,000 Series B shares; issued 2,800,000 Series B shares at March 31, 2004 (Aggregate liquidation value $7 million)	2,800	2,800
Series C Preferred Stock, $1.00 par value. Authorized 2,627,002	2,560
Series C shares; issued 2,627,002 Series C shares at March 31, 2004 (Aggregate liquidation value $7 million)
Common stock, $.01 par value. Authorized 50,000,000 shares; issued 6,040,135 shares at March 31, 2004 and 5,206,243 at June 30, 2003	60	52
Additional paid-in capital	109,591	108,505
Accumulated deficit	(43,034)	(40,726)
Deferred Toshiba equity cost	(1,004)	(1,270)
Less treasury stock, at cost, 2,216,783 shares at March 31, 2004 and at June 30, 2003	(69,680)	(69,680)
Net shareholders’ equity	1,293	(319)
	$5,598	$4,994